Exhibit 99.1

Digital Recorders, Inc.
Corporate Administration
5949 Sherry Lane, Suite 1050
Dallas, Texas 75225
Phone: (214) 378-8992
Fax: (214) 378-8437
www.digrec.com

PRESS RELEASE	Contact:
Veronica B. Marks
Manager, Corporate Communications
Digital Recorders, Inc.
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com

For Immediate Release

DIGITAL RECORDERS, INC. OBTAINS $10 MILLION CREDIT LINE AND
COMPLETES $3.29 MILLION EQUITY FINANCINGS
• New $10 Million Domestic Senior Lending Agreement
• $1.79 Million in Series E Convertible Preferred Equity
• $1.50 Million in Series F Convertible Preferred Equity

DALLAS, Nov. 11, 2003 — Digital Recorders, Inc. (DRI) (NASDAQ: TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, today announced that it has secured a new $10 million revolving credit facility with LaSalle Business Credit, LLC, to support its domestic operations and it has raised an aggregate of $3.29 million from the sale of shares of two series of preferred stock to private investors in separate offerings.

LASALLE BUSINESS CREDIT SENIOR LENDER ASSET-BASED FINANCING

On Nov. 6, 2003, DRI entered into a three-year senior secured $10 million revolving credit facility with LaSalle Business Credit, LLC, in Chicago, a member of ABN Amro Group. The new revolving credit facility carries terms and covenants typical for this type of financing. It includes provisions for both letters of credit and term loans. Borrowings under the new revolving credit facility will be secured by substantially all of the assets of the Company’s domestic operations and will bear interest at rates related to LaSalle’s prime rate. DRI has used proceeds from the new revolving credit facility to fully pay off the outstanding debt, in the amount of $3,584,070, under its prior senior line of credit with Guaranty Business Credit Corporation in Dallas; that line of credit has been terminated. At Nov. 6, 2003, available borrowings based on the value of eligible collateral consisting of trade accounts receivable and inventories was $5,202,859. Given the amount used to pay off the debt under the prior facility, the new revolving credit facility resulted in additional borrowing availability of $1,518,789. Available borrowings under the new revolving credit facility will be used for acquisitions, working capital and general corporate purposes to support the Company’s domestic operations.

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DIGITAL RECORDERS/Page Two

“We are very enthusiastic about our new relationship with LaSalle, an outstanding financial organization that has global reach and is capable of delivering a relationship that can grow with us. We believe that LaSalle will prove to be a great member of the DRI team,” David L. Turney, the Company’s Chairman, Chief Executive Officer, and President, said.

SERIES E REDEEMABLE NONVOTING CONVERTIBLE PREFERRED STOCK

DRI also reported having sold additional shares of its Series E Redeemable Nonvoting Convertible Preferred Stock. Since the Company commenced its private placement of such stock in the second quarter of this year, a total of 358 shares have been sold to 24 private investors for an aggregate purchase price of $1.79 million and are currently outstanding. The Series E stock is nonvoting and carries a cumulative quarterly dividend that accrues at the rate of 7 percent per annum on the liquidation value of $5,000 per share. The shares are convertible at any time by the holders into shares of DRI’s common stock at a conversion price of $3.00 per share of common stock and may be redeemed at face value by DRI, in whole or in part, at any time.

SERIES F CONVERTIBLE PREFERRED STOCK

DRI also announced that it has sold 300 shares of newly created Series F Convertible Preferred Stock to Dolphin Offshore Partners, L.P., an affiliate of Dolphin Asset Management of New York City, for a purchase price of $1.5 million. The Series F stock votes as a single class with DRI’s common stock on an as-if-converted basis. The Series F stock is convertible at any time into shares of common stock at a conversion price of $2.35 per share of common stock, which was the market price of the common stock at the time the parties reached agreement on terms. The holder of Series F stock is not entitled to receive any dividends during the first five years after issuance. After five years, if certain conditions relating to trading prices of DRI’s common stock have not been met, then cumulative quarterly dividends will begin to accrue at a rate of 10 percent per annum on the liquidation value of $5,000 per share, the conversion price will be reduced, and DRI will then and thereafter have the right to redeem the shares at face value plus any accrued and unpaid dividends. The Series F stock also is subject to mandatory conversion if DRI’s common stock meets certain trading price targets or upon the conversion of DRI’s outstanding Subordinated Debentures held by funds managed by Renaissance Capital Group in Dallas. Dolphin Offshore Partners, L.P., also received warrants to purchase 319,149 shares of DRI’s common stock at an exercise price of $3.00 per share.

DRI has used or intends to use the net proceeds from these sales of Series E and Series F stock for general working capital purposes.

Neither the Series E stock nor the Series F stock has been registered for sale under federal or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration. DRI has granted certain registration rights to Dolphin Offshore Partners, L.P., with respect to the shares of common stock underlying the Series F stock and accompanying warrants.

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DIGITAL RECORDERS/Page Three

Regarding the Series E and Series F equity placements, Mr. Turney said, “The confidence expressed by the investors in the Series E and Series F stock reflects and affirms the belief of management that we are moving into a new era of profitable growth. DRI has grown its revenues by a factor of more than three times since 1998, reaching a critical economy of scale in most operations and now, as a result, reducing operating and product costs.”

Commenting further on the preferred stock placements, Mr. Turney said, “In fourth quarter 2003, we will be recording on the Company’s financial statements all of these transactions. Related to the Series F issuance, there will be an amount yet to be determined allocated to the warrants issued to the purchaser of the Series F stock based on their relative fair value as computed by using the Black-Scholes pricing model. Therefore, in accordance with generally accepted accounting principles, the Company expects to record in its income statement for fourth quarter 2003 a corresponding non-cash, one-time beneficial conversion feature reclassification charge, as well as adjustments in its equity accounts related to those warrants.”

ABOUT THE COMPANY

Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies’ surveillance capabilities. Our transit communications products, including TwinVision® and Mobitec route destination signage systems, Talking Bus® voice announcement systems, and Internet-based, automatic vehicle monitoring systems, enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing DRI’s business plan, and the impact on DRI of its relationship with its lender. Refer to DRI’s various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements.

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